UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 15, 2015 (July 9, 2015)

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2015, US Foods, Inc. (the “Company”) announced that its President and Chief Executive Officer, John A. Lederer, would step down from that role effective July 10, 2015. Mr. Lederer will continue to serve as an advisor to the Company and a member of the Board of Directors of USF Holding Corp. (“USF Holding”), the parent corporation of the Company.

On July 9, 2015, the Company announced that, effective July 13, 2015, Pietro Satriano, previously the Company’s Chief Merchandising Officer, will be promoted to be the Company’s President and Chief Executive Officer and elected to the board of directors of the Company (replacing Mr. Lederer). Mr. Satriano, age 52, had served as the Company’s Chief Merchandising Officer since February 2011. Prior to joining the Company, Mr. Satriano was president of LoyaltyOne from 2009 to 2011. Previously, he was executive vice president of Loblaw Brands at Loblaw Companies where he was responsible for its complete range of private brands.

In connection with his promotion, Mr. Satriano’s annual base salary will be $900,000. Mr. Satriano will remain eligible to participate in the Company’s benefit plans currently available to executive officers, including the Company’s annual incentive plan (with a target payout of 125% of his annual base salary) and the Company’s long term compensation program (with a targeted annual equity grant value anticipated to be $3,000,000). Mr. Satriano will also receive a one-time grant of stock options covering 300,000 shares of USF Holding (with an exercise price per share equal to the fair market value of a share on the date of grant and which vest over four years). In addition, Mr. Satriano will have a one time opportunity to make an incremental investment in shares of USF Holding. His severance arrangements will be extended to 24 months in the event of voluntary termination for good reasons or involuntary termination without cause.

Like other directors of US Foods, Inc., Mr. Satriano will not receive any additional remuneration for serving as a director of the Company.

Item 7.01 Regulation FD Disclosure

A copy of the press release issued by the Company announcing the management changes described in Item 5.02 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this Item 7.01 and in Exhibit 99.1 hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	US Foods, Inc. Press Release dated July 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 15, 2015	US Foods, Inc.

	By:	/s/ Juliette Pryor
Juliette Pryor
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	US Foods, Inc. Press Release dated July 9, 2015.